UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2024

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 World Trade Center
175 Greenwich Street, 57th Floor
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2024, the board of directors (the “Board”) of Better Home & Finance Holding Company (the “Company”) appointed Chad Smith to serve as the President and Chief Operating Officer of Better Mortgage Corporation, a subsidiary of the Company (“Better Mortgage”), effective retroactively as of May 6, 2024 (the “Effective Date”). Kevin Ryan, the Company’s President and Chief Financial Officer until May 8, 2024, will continue to serve as the Company’s Chief Financial Officer.

Prior to joining Better Mortgage, Mr. Smith, 49, served as Chief Executive Officer of Mission Loans LLC, an online mortgage lender, from December 2020 to May 2024, and as the Executive Vice President, Consumer Direct and Portfolio Retention, of Caliber Home Loans, Inc., a mortgage lender and mortgage loan servicer, from May 2018 to September 2020.

Mr. Smith does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was selected to serve as the President and Chief Operating Officer of Better Mortgage. Mr. Smith is not related to any member of the Board or any executive officer of the Company.

In connection with his appointment, the Company and Mr. Smith entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Smith will receive an annual base salary of $1,000,000 and an annual target bonus opportunity equal to 100% of his base salary; provided, that for the first year of employment, Mr. Smith will receive a minimum annual performance bonus of $500,000 on the first anniversary of the Effective Date (the “Minimum Bonus”). In addition, Mr. Smith will be granted an award of (i) 4,000,000 restricted stock units (“RSUs”), 25% of which will vest, subject to his continued employment, on the 12-month anniversary of the Effective Date and the remaining balance of which will vest in equal quarterly installments over the following 36 months and (ii) 4,000,000 time and performance-based RSUs, 25% of which will time-vest, subject to his continued employment, on the 12-month anniversary of the Effective Date and the remaining balance of which will time-vest in equal quarterly installments over the following 36 months, in each case, subject to the achievement of certain market-based performance conditions. In the event Mr. Smith’s employment with Better Mortgage is terminated , unless he is terminated for cause (as provided in the Offer Letter) or voluntarily resigns without good reason (as provided in the Offer Letter), (i) prior to the 12-month anniversary of the Effective Date, he will be eligible for a severance payment equal to six months’ salary and the prorated portion of the Minimum Bonus and (ii) following the 12-month anniversary of the Effective Date, he will be eligible for a severance payment equal to three months’ salary.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: May 10, 2024	By:	/s/Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Secretary